SCHEDULE 14C INFORMATION

         Information Statement Pursuant to Section 14 (c) of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14c-5 (d)(2))
[X] Definitive Information Statement



                   M POWER ENTERTAINMENT, INC.
           (Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No:

    3) Filing Party:

    4) Date Filed:

         THIS INFORMATION STATEMENT IS BEING PROVIDED TO
           YOU BY THE BOARD OF DIRECTORS OF THE COMPANY
          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                 REQUESTED NOT TO SEND US A PROXY

                   M POWER ENTERTAINMENT, INC.

                       2602 Yorktown Place
                       Houston, Texas 77056

                      INFORMATION STATEMENT

                           June 6, 2006

                       GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $0.001 per share (the "Common Stock"), of M Power Entertainment, Inc., a Delaware Corporation (the "Company"), to notify such Stockholders that on or about May 22, 2006, the Company received written consents in lieu of a meeting of Stockholders from from the shareholders holding 1,000 shares of Series D Preferred Stock issued and outstanding. The shares of Series D Preferred Stock give the holder, Gary Kimmons, the right to vote on all shareholder matters equal to fifty-one (51%) percent of the total vote ("Majority Stockholder"). approving the Amended Articles of Incorporation of the Company (the "Amendment"), pursuant to which the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time shall be increased to one billion (1,000,000,000) shares of common stock at par value of $0.001.

On May 22, 2006, the Board of Directors of the Company approved the Amendment, subject to Stockholder approval. The Majority Stockholder approved the Amendment by written consent in lieu of a meeting on May 22, 2006 in accordance with the Delaware Business Corporation Act. Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Amendment to the Company's Certificate of Incorporation amended the number of shares of stock that the Company shall be authorized to have outstanding at any time shall be one billion (1,000,000,000) shares of common stock at par value of $0.001 with no preemptive rights. The form of Certificate of Amendment that will be filed with the Delaware Secretary of State is attached hereto as Exhibit A.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on June 2, 2006 as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Delaware or become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about June 7, 2006 to all Stockholders of record as of the Record Date.

                      ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-KSB and 10-QSB (the "1934 Act Filings") with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1580, 100 F Street, NE, Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1. Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2005; June 30, 2005; September 30, 2005; and March 31, 2006
2.    Annual Report on Form 10-KSB for the year ended December 31, 2005.

                  OUTSTANDING VOTING SECURITIES

As of the date of the Consent by the Majority Stockholder, May 22, 2006, the Company had 59,753,458 shares of Common Stock issued and outstanding, and there were 1,000 shares of Series D Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. The shares of Series D Preferred Stock give the holder, Gary Kimmons, the right to vote on all shareholder matters equal to fifty-one (51%) percent of the total vote.

On May 22, 2006, the holder the 1,000 shares of Series D Preferred Stock executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholder, no proxies are being solicited with this Information Statement.

The DGCL provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

                      SECURITY OWNERSHIP OF
             CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the Company's common stock owned on May 22, 2006 by each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock:

                 Name and Address       Amount and Nature of     Percent of
Title Of Class   of Beneficial Owner    Beneficial Ownership(1)  Class (2)
---------------  --------------------   ----------------------   -------------

Common           Gary F. Kimmons (3)           13,115,742         21.94%
Common           Kathryn Kimmons (4)           13,115,742         21.94%
Common           Dick Meador (5)                  306,260         Less than 1%

                 Officers and Directors
                 as a Group (3 persons)        13,422,002         22.46%

(1) All amounts shown in this column include shares obtainable upon exercise of stock options or warrants currently exercisable or exercisable within 60 days of the date of this table.

(2) Based on 59,753,458 shares issued and outstanding as of May 22, 2006.

(3) Mr. Kimmons is a general partner of the Kimmons Family Partnership, Ltd., and as such has the sole voting, investment and disposition power over the 33,633 shares of our common stock owned by the partnership. Mr. Kimmons is deemed to own 13,115,742 shares as follows: (a)13,064,106 shares owned of record by Mr. Kimmons, (b) 33,636 of these shares owned of record by the Kimmons Family Partnership, Ltd., by virtue of Mr. Kimmons being the General Partner of the Kimmons Family Partnership, Ltd., ) 3,000 of these shares by virtue of warrants to purchase these shares, and
    (d)15,000 of these shares by virtue of options to purchase these shares(options to purchase 15,000 of these shares have already vested.)

(4) Mrs. Kimmons is deemed to have indirect beneficial ownership of these shares, as the spouse of Gary F. Kimmons.

(5) Mr. Meador is deemed to own 304,500 of these shares by virtue of a warrant to purchase these shares.

The address of all persons listed above is 2602 Yorktown Place, Houston, Texas 77056.


                   Preferred Shareholder Table
                   ----------------------------

                  Name and Address       Amount and Nature of     Percent of
Title Of Class   of Beneficial Owner    Beneficial Ownership(1)  Class (2)
--------------   --------------------   -----------------------  ---------
Series D
Preferred        Gary F. Kimmons            1,000                  100%

The address of all persons listed above is 2602 Yorktown Place, Houston, Texas 77056.

                 DISSENTER'S RIGHTS OF APPRAISAL

The Stockholders have no right under the DGCL, the Company's articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendments.

            AMENDMENT TO CERTIFICATE OF INCORPORATION
           TO INCREASE THE NUMBER OF AUTHORIZED SHARES
        OF COMMON STOCK FROM 250,000,000 TO 1,000,000,000

The Company's Articles of Incorporation, as amended (the "Articles of Incorporation") authorizes the maximum number of shares outstanding at any time shall be two hundred fifty (250,000,000) shares of Common Stock. On May 22, 2006, the Board of Directors approved an amendment to the Articles of Incorporation to authorize one billion (1,000,000,000) shares of Common Stock. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock. On May 22, 2006, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.

Specifically, the increase in authorized shares is necessary based upon the recent financing completed by the Company. The Company will be filing a Form SB-2 registration statement with the SEC to register a total of 655,000,000 shares of common stock in accordance with a Securities Purchase Agreement dated April 18, 2006 between the Company and AJW Partners, LLC, AJW Offshore, Ltd., AJW Qualified Partners, LLC and New Millenium Capital Partners II, LLC, respectively. Secured convertible promissory notes (the "Notes") and warrants to purchase 30,000,000 shares of our common stock (the "Warrants") were issued
pursuant to the Securities Purchase Agreement.   In accordance with the
Securities Purchase Agreement, the Company is required to register (i) 225% of the estimated amount of shares of common stock issuable in connection with the conversion of the Notes; and (ii) the shares underlying issuable in connection with exercise of the warrants. The amount of common shares to register (655,000,000 shares of common stock) was calculated as follows:

The aggregate principal amount of the Notes is two million dollars ($2,000,000). The estimated conversion price of the Notes is $.0072 based on the following: $.012 was the closing stock price prior to the closing date of the transaction, less a 40% discount. Thus, at a price-per-share of $.0072, 277,777,777 shares of the Company's common stock would be issuable upon conversion of $2,000,000 into common shares of the Company ("Conversion Shares"). The Securities Purchase Agreement requires us to register 225% of the Conversion Shares, which equals approximately 625,000,000 shares of common stock. In addition, the Company is also required to register 30,000,000 shares of the Company's common stock underlying the Warrants. Thus, a total of 655,000,000 of our common stock would be issuable upon conversion of the Notes and Warrants ("Total Issuable Shares").

After the additional shares are used for the specific financing purpose set forth above, the general purpose and effect of the amendment to the Company's Articles of Incorporation in authorizing 750,000,000 additional shares of Common Stock will be to use such additional shares of common stock for general corporate purposes, including equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. The Company has no acquisitions planned and therefore currently does not intend to use these shares for any acquisitions. When the Board of Directors deem it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

The additional authorized shares of Common Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

                   EFFECTIVE DATE OF AMENDMENT

Pursuant to Rule 14c-2 under the Exchange Act, the filing of the Amendment to the Certificate of Incorporation with the Delaware Secretary of State or the effective date of such filing, shall not occur until a date at least twenty
(20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on June 26, 2006.

By Order of the Board of Directors



                            /s/ Gary F. Kimmons
                            Gary F. Kimmons
                            President, Chief Executive Officer & Director


                            /s/ Dick Meador
                            Dick Meador
                            Director


                            /s/ Kathryn Kimmons
                            Director

                            Exhibit A

                        STATE OF DELAWARE
                    CERTIFICATION OF AMENDMENT
                 OF CERTIFICATE OF INCORPORATION
                                OF
                   M POWER ENTERTAINMENT, INC.

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST:   That at a meeting of the Board of Directors of M Power
Entertainment, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED, that the Certificate if Incorporation of this corporation be amended by changing the Article thereof numbered "Fourth" so that, as amended, said Article shall be and read as follows:

         The total number of shares of stock which the corporation shall have authority to issue is one billion (1,000,000,000) shares. The par value of each of such shares is one one-tenth of one cent ($0.001) dollars. The board of Directors is expressly vested with the authority to fix the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions on any shares issued by the corporation.

     SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH:   That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, said M Power Entertainment, Inc. has caused this certificate to be signed by Gary F. Kimmons, an Authorized Officer, this 26 day of June, 2006.


                                 By: /s/ Gary F. Kimmons
                                     Authorized Officer
                                     Title: President
                                     Name: Gary F. Kimmons
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